Exhibit 99.1

                                         FIRST QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

In these times of economic uncertainty, I welcome this opportunity to reiterate the stability of your investment in Apple REIT Six, Inc. In adherence with our strategy, the Company owns our entire portfolio of real estate with minimal debt on the assets. We have specifically structured the Company this way to minimize risk and virtually eliminate the possibility of losing any of our properties. Although the first quarter of 2009 brought challenging economic conditions to the hotel industry, the strength of our balance sheet, the quality of our portfolio and the expertise of our team continue to lend confidence to the long term success of our program.

Funds from operations (FFO) for Apple REIT Six for the first quarter of this year totaled $15.4 million, or $0.17 per share. FFO for the same period last year totaled $20.6 million, or $0.23 per share. For the first three months of the year, the Company paid dividends equal to $0.226 per share. The current annualized dividend rate is 8.2 percent, or $0.902 per share, based on an $11 share price. As always, management and our Board of Directors continue to carefully monitor hotel operations as compared to shareholder returns and will make adjustments based on long term projected results if warranted. Although operations have fallen with the industry, we believe the steady and conservative approach we have applied since our inception, will enable us to meet our goals over the long term. Our team remains vigilant and will keep you abreast of any significant changes in the status of our operations in upcoming shareholder reports.

Overall, the Apple REIT Six portfolio experienced declines in first quarter operations as compared to last year. For the three-month period ending March 31, 2009, our properties reported an average occupancy rate of 61 percent and an average daily rate (ADR) of $111. Results for the same period in 2008 were 70 percent and $116, respectively. As a result of occupancy and ADR, revenue per available room (RevPAR) was $67 for the first quarter of 2009 and $81 for the same period last year. In light of the current adverse economic climate, we are aggressively working with our management companies to reduce operating costs wherever possible in an effort to offset declines in revenue. We anticipate some improvement in performance during the historically busier spring and summer travel seasons and remain confident in the Company’s overall ability to weather this recession.

The current economic situation within the United States is unpredictable, making a forecast of future hotel operations difficult. Hotel industry analysts are currently predicting that hotel operations are nearing the bottom of the downturn and we could see improvement in performance by the latter part of the year. Our strategic acquisitions, primarily on an all cash basis, have certainly provided a strong foundation for us to efficiently navigate these challenging times. Future shareholder reports will continue to outline our performance in detail. As always, thank you for your investment.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended March 31, 2009	Three months ended March 31, 2008
(In thousands except statistical data)
REVENUES
Room revenue	$47,861	$58,120
Other revenue	3,711	5,077
Reimbursed expenses	1,310	1,094
Total revenues	$52,882	$64,291

EXPENSES
Direct operating expense	$13,526	$16,228
Other hotel operating expenses	21,216	24,306
Reimbursed expenses	1,310	1,094
General and administrative	1,169	1,361
Depreciation	7,653	7,483
Interest, net	246	289
Total expenses	$45,120	$50,761

NET INCOME
Net income	$7,762	$13,530
Net income per share	$0.09	$0.15

FUNDS FROM OPERATIONS (A)
Net income	$7,762	$13,530
Depreciation of real estate owned	7,653	7,082
Funds from operations	$15,415	$20,612
FFO per share	$0.17	$0.23

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,288	90,368

OPERATING STATISTICS
Occupancy	61%	70%
Average daily rate	$111	$116
RevPAR	$67	$81
Number of hotels owned	68	68
Dividends per share	$0.23	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2009	December 31, 2008
ASSETS
Investment in hotels, net	$820,491	$823,463
Cash and cash equivalents	-	935
Other assets	18,043	25,385
Total assets	$838,534	$849,783

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$41,347	$29,097
Other liabilities	4,045	11,304
Total liabilities	45,392	40,401
Total shareholders’ equity	793,142	809,382
Total liabilities & shareholders’ equity	$838,534	$849,783

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2009 and the results of operations for the interim period ended March 31, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2008 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham, Dothan (2), Huntsville (2),
Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix, Tempe (2)
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch,
Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver (2)
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park,
Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2),
Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. Our portfolio consists of 68 hotels, containing a total of 7,897 guestrooms in 18 states.

MISSION

Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HAMPTON INN, LAKEWOOD, CO

BACK: MARRIOTT, REDMOND, WA; SPRINGHILL SUITES, DALLAS, TX; HILTON GARDEN INN, ANCHORAGE, AK

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.